Exhibit (7)(nn)

AMENDMENT TO FUND PARTICIPATON AGREEMENT

Among

VAN ECK VIP TRUST, VAN ECK ASSOCIATES

CORPORATION

and

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the February 29, 2000 Fund Participation Agreement Van Eck VIP Trust, Van Eck Associates Corporation and Jefferson National Life Insurance Company (the “Insurance Company”) effective December 9, 2014.

The Agreement is amended as follows:

1.              Effective January 1, 2015, Jefferson National Life Insurance Company of New York is hereby added as a party to the agreement. All references to the Company shall be deemed to include Jefferson National Life Insurance Company of New York.

2.              All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on behalf of its duly authorized representative as of the date specified above.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:
Name: Craig A. Hawley
Title: General Counsel & Secretary
Date:

JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

By:
Name: Craig A. Hawley
Title: General Counsel & Secretary
Date:

VAN ECK VIP TRUST

By:
Name:
Title:

1